UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): June 28, 2017

INVESTVIEW INC.

(Exact name of registrant as specified in charter)

Nevada	000-27019	87-0369205
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

12 South 400 West

Salt Lake City, Utah 84101

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code: 888-217-8720

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01	Regulation FD Disclosure.

On June 28, 2017, InvestView, Inc. (the “Company”), through Wealth Generators LLC, its wholly owned subsidiary (“Wealth Generators”), held a global webinar for its subscribers worldwide in which it announced  “WG Startups”, a new product that provides research and education on startup companies and the crowdfunding segment. The link to the product is available at http://wealthgenerators.com/startups/.

Additional announcements made on the webinar pertained to the following areas:

•	The release of the FxOnE trading tool - a software tool that allows subscribers of FxOnE to personalize their trading parameters by linking their Forex accounts to the proprietary software.

•	Updated marketing materials including Animated FX Multiplier 2.0 video that describes the FX Multiplier 2.0.

•	A company and product overview PDF that provides information on Wealth Generators and its products.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INVESTVIEW, INC.

By:	/s/ William Kosoff
Name:	William Kosoff
Title:	Acting Chief Financial Officer

Date: June 28, 2017